UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 4, 2013

MILLS MUSIC TRUST

(Exact name of registrant as specified in its charter)

New York	000-02123	13-6183792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C/O HSBC Bank USA, N/A Corporate Trust Issuer Services 452 Fifth Avenue, New York, New York 10018-2706	10018-2076
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (212) 525-1349

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Mills Music Trust (the “Trust”) received $163,137 from EMI Mills Music, Inc. for the second quarter of 2013 (the “Q2 Distribution Period”). The Trustees of the Trust have decided to hold the full amount received by the Trust for the Q2 Distribution Period in reserve to pay administrative Trust expenses in accordance with the Trust’s governing document, the Declaration of Trust, dated December 3, 1964. As a result, the Trust will not make any distributions to registered Unit Holders of the Trust for the Q2 Distribution Period.

A quarterly distribution report, dated October 4, 2013, that is being provided to the registered Unit Holders of the Trust in connection with the Q2 Distribution Period is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

99.1 Quarterly distribution report, dated October 4, 2013, issued by the Trust

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 4, 2013		MILLS MUSIC TRUST
(Registrant)

	By:	/s/ Elena Zheng
Elena Zheng
Trust Officer of the Corporate Trustee
HSBC Bank U.S.A., NA

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